EXHIBIT 12

                           PRIDE INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                      YEAR ENDED DECEMBER 31,
                                       ------------------------------------------------------
                                         1993       1994       1995       1996        1997
                                       ---------  ---------  ---------  ---------  ----------
Historical
     Net earnings from continuing
       operations before provision
       for income taxes..............  $   3,319  $   8,134  $  22,423  $  30,819  $  155,634
Add:
     Portion of rents representative
       of the interest factor........        688        812        935      1,590       1,237
     Interest expense on
       indebtedness..................         10        207      6,158     13,195      34,368
     Amortization of deferred
       financing costs...............     --         --            118        440       1,092
                                       ---------  ---------  ---------  ---------  ----------
               Earnings as
                  adjusted...........  $   4,017  $   9,153  $  29,634  $  46,044  $  192,331
                                       =========  =========  =========  =========  ==========
Fixed charges:
     Portion of rents representative
       of the interest factor........  $     688  $     812  $     935  $   1,590  $    1,237
     Interest expense on
       indebtedness..................         10        207      6,158     13,195      34,368
     Amortization of deferred
       financing costs...............     --         --            118        440       1,092
     Capitalized interest............     --            458        250      1,915       5,650
                                       ---------  ---------  ---------  ---------  ----------
               Fixed charges.........  $     698  $   1,477  $   7,461  $  17,140  $   42,347
                                       =========  =========  =========  =========  ==========
Ratio of earnings to fixed charges...        5.8        6.2        4.0        2.7         4.5
                                       =========  =========  =========  =========  ==========